UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Commission File Number: 1-10706

Delaware	38-1998421
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders

On May 26, 2020, Comerica Incorporated (the “Company”) issued and sold 400,000 depositary shares (“Depositary Shares”), each representing a 1/100th ownership interest in a share of 5.625% fixed-rate reset non-cumulative perpetual preferred stock, Series A, no par value per share, with a liquidation preference of $100,000 per share (equivalent to $1,000 per Depositary Share) (the “Series A Preferred Stock”). The Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences and relative participating, optional and other special rights, and qualifications, limitations or restrictions thereof, of the Series A Preferred Stock on May 26, 2020. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights).

Under the terms of the Series A Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any other stock ranking on parity with or junior to the Series A Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A Preferred Stock for the immediately preceding dividend period.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware. The terms of the Series A Preferred Stock are more fully described in the Certificate of Designations which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events

On May 20, 2020, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as the representatives of the several underwriters named therein (collectively, the “Underwriters”), under which the Company agreed to sell to the Underwriters 400,000 Depositary Shares, each representing a 1/100th ownership interest in a share of Series A Preferred Stock.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The net proceeds of the offering of the 400,000 Depositary Shares were approximately $394.5 million, after deducting underwriting discount and estimated offering expenses. The offering was made pursuant to the prospectus supplement dated May 20, 2020 and the accompanying prospectus dated February 16, 2018, filed with the Securities and Exchange Commission pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-223083) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (a) the Underwriting Agreement, (b) the Certificate of Designations to which the form of certificate representing the Series A Preferred Stock is attached as Exhibit A, (c) the Deposit Agreement, dated May 26, 2020, among the Company, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts issued thereunder, to which the form of depositary receipt is attached as Exhibit A and (d) a validity opinion with respect to the Depositary Shares and the Series A Preferred Stock.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

1.1

Underwriting Agreement, dated May 20, 2020, by and between Comerica Incorporated and J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC as representatives of the several underwriters named in Schedule 1 thereto.

3.1

Certificate of Designations of 5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, dated May 26, 2020, of Comerica Incorporated (including the form of 5.625% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A Certificate of Comerica Incorporated attached as Exhibit A thereto).

4.1

Deposit Agreement, dated May 26, 2020, among Comerica Incorporated, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts issued thereunder (including the form of depositary share receipt attached as Exhibit A thereto).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated May 26, 2020.

23.1	Consent of Wachtell, Lipton, Rosen & Katz, dated May 26, 2020 (included in Exhibit 5.1).

104	The cover page from Comerica Incorporated’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ James J. Herzog
Name:	James J. Herzog
Title:	Executive Vice President and Chief
Financial Officer

Date: May 26, 2020